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Exhibit 99.4

INSTRUCTION TO REGISTERED HOLDER

From Beneficial Owner

of

11% Senior Secured Notes due 2014

of

American Casino & Entertainment Properties LLC

ACEP Finance Corp.

        The undersigned hereby acknowledges receipt of the prospectus dated            , 2009 (the "Prospectus") of American Casino & Entertainment Properties LLC, a Delaware limited liability company (the "Company"), and ACEP Finance Corp., a Delaware corporation (together with the Company, the "Issuers"), and accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the Issuers' offer (the "Exchange Offer") to exchange $1,000 principal amount and integral multiples of $1,000 in excess thereof of 11% Senior Secured Notes due 2014 (the "New Notes") of the Issuers for each $1,000 principal amount and integral multiples of $1,000 in excess thereof of outstanding 11% Senior Secured Notes due 2014 (the "Old Notes") of the Issuers. Capitalized terms used but not defined have the meanings assigned to them in the Prospectus.

        The undersigned understands and agrees that the Issuers have filed a registration statement to register the New Notes under the Securities Act of 1933, as amended (the "Securities Act"), and will not accept for exchange any Old Notes until the registration statement has become effective under the Securities Act.

        This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

        The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$            of Old Notes

        With respect to the Exchange Offer, the undersigned hereby instructs you (check one of the following boxes):

☐
To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

$            of Old Notes
or

☐
NOT to TENDER any Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is participating or intends to participate in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledge and agree that any broker-dealer or any person participating in the Exchange Offer for the purpose of distributing the New Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale transaction of the New Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) and the Morgan Stanley and Co., Inc. no-action letter (available June 5, 1991), as interpreted in the Commission's no-action letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, (iv) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement, (v) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an "affiliate" of either of the Issuers, as defined under Rule 405 under the Securities Act, or if it is such an "affiliate", it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (vi) if the undersigned is a broker-dealer, that it did not purchase the Old Notes to be exchanged for New Notes from either of the Issuers or any of its affiliates and (vii) the undersigned is not acting on behalf of any person who could not truthfully and completely make the representations contained in the forgoing subclauses (i) through (vi). If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

SIGN HERE

Signature(s) of Owner(s)

Date:

Name(s):
(Please Print)

Capacity (Full Title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number(s):

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  Exhibit 99.4
INSTRUCTION TO REGISTERED HOLDER From Beneficial Owner of 11% Senior Secured Notes due 2014 of American Casino & Entertainment Properties LLC ACEP Finance Corp.